Exhibit 99.1
NEWS RELEASE

CONTACTS
Media Cheryl Gossin: 585-678-7191 Amy Martin: 585-678-7141	Investor Relations Patty Yahn-Urlaub: 585-678-7483 Bob Czudak: 585-678-7170

Constellation Brands To Build New 10 Million Hectoliter Brewery In
Mexicali, Mexico And Further Expand Its Nava Brewery To Fuel The
Continued Industry-Leading Growth Of Its Beer Business

•	New Mexicali brewery expected to cost approximately $1.5 billion with completion in 4 - 5 years

•	Additional investments in land, water rights, infrastructure and other site requirements at Mexicali location expected to approximate $500 million to accommodate scalability to 20 million hectoliters

•	Incremental Nava brewery expansion to increase production capacity from 25 to 27.5 million hectoliters; expected to be completed by early calendar year 2018 at a cost of approximately $250 million

VICTOR, N.Y., Jan. 7, 2016 – Constellation Brands, Inc. (NYSE: STZ and STZ.B), a leading beverage alcohol company, announced today details related to the construction of a new, state-of-the-art brewery to be located in Mexicali, Mexico, which is ideally located near the U.S. state of California, Constellation’s largest beer market. Initially, the brewery will be built to provide 10 million hectoliters of production capacity with the ability to scale to 20 million hectoliters in the future. The first 5 million hectoliters is scheduled to be completed by calendar year-end 2019.
“We are investing in infrastructure that will provide long-term flexibility and capacity needed to support the expected future growth of our high-end Mexican beer portfolio,” said Rob Sands, president and chief executive officer, Constellation Brands. “Our Mexican beer business continues to significantly outperform the U.S. beer market and is exceeding our sales volume and depletion expectations, driven by strong consumer demand. We anticipate these capacity investments will equip us with the production necessary to continue to be a leader in the high-end segment of the U.S. beer market, which has consistently grown in the mid to high single digit range and is expected to continue to grow at these levels into the foreseeable future. We are absolutely committed to satisfying growing consumer demand for our iconic brands, including Corona, Modelo, Pacifico and Victoria, by increasing supply for the U.S. market, and we are pleased to be in a position to continue investing in Mexico and enhancing our operational platform.”
The Mexicali location is ideal given its close proximity to California, providing a new avenue to better service the western U.S., a fast-growing region for Constellation. The facility will boast similar technological and operational advancements as the company’s brewery in Nava, Mexico, designed to ensure consistency in brewing and production processes and the highest level of product quality between the two facilities.
In addition to the company’s plans to build the Mexicali brewery, the company has plans to further expand the Nava brewery with a 2.5 million hectoliter capacity expansion that will bring production capacity from 25 to 27.5 million hectoliters when completed. The estimated cost of this project is expected to approximate $250 million and to be completed by early calendar year 2018. As previously discussed, the company is currently in the process of expanding the Nava brewery from 10 million to 20 million hectoliters by June of calendar 2016 and from 20 to 25 million hectoliters by summer of calendar 2017.
While Constellation remains on track with all expansion activity, the company has worked with ABI to extend the Interim Supply Agreement currently in place in order to support the robust growth levels of the beer business and continue a smooth transition as incremental capacity ramps up. This agreement is expected to continue through June 2017. During this time, the company will utilize ABI to supply a select number of products that are expected to represent approximately 15% to 20% of the company's requirements for the U.S. marketplace.
“These investments are expected to generate very high returns, as our beer business has a strong, best-in-class margin profile and a high operating ROIC,” said David Klein, executive vice president and chief financial officer, Constellation Brands. “Even with the capital expenditures associated with these initiatives, our strong projected earnings and operating cash flow growth allow us to remain focused on operating below our targeted 4x leverage range and continue to provide us with significant capital allocation flexibility.”
Given these collective investments, the company is targeting the following:

Beer Expansion Capital Expenditures (1)	FY 2014	FY 2015	FY 2016	FY 2017 - 2018	FY 2019 - 2021	Total
(in millions)
Nava Projects
Nava Brewery Expansion
from 10M to 25M HL capacity	$125	$550	$450	$525		$1,650
from 25M to 27.5M HL capacity			$25	$200	$25	$250
Glass Plant - Warehouse and Rail (Investments outside of the Glass JV)		$25	$50	$125		$200
Glass Plant JV With Owens-Illinois (2) (Furnace expansion)		$25	$125	$250		$400
Total Nava Capital Expenditures	$125	$600	$650	$1,100	$25	$2,500

Mexicali Brewery Build (Includes 10M HL capacity and land, water rights, infrastructure and other site requirements to accommodate scalability to 20M HL capacity)			$150	$1,100	$750	$2,000

(1)	Some rounding for presentation purposes.

(2)	The company has received or expects to receive 50% contribution from Owens-Illinois for these amounts.
Conference Call
The Company’s Mexicali and Nava brewery projects and related outlook will be discussed in a conference call hosted by President and Chief Executive Officer Rob Sands and Executive Vice President and Chief Financial Officer David Klein on Thursday, Jan. 7, 2016 at 10:30 a.m. (eastern). The conference call can be accessed by dialing +973-935-8505 beginning 10 minutes prior to the start of the call. A live listen-only webcast of the conference call, together with a copy of this news release (including the attachments), and other financial information that may be discussed during the call will be available on the Internet at the company’s website: www.cbrands.com under “Investors,” prior to the call.

About Constellation Brands
Constellation Brands (NYSE: STZ and STZ.B) is a leading international producer and marketer of beer, wine and spirits with operations in the U.S., Canada, Mexico, New Zealand and Italy. In 2015, Constellation was one of the top performing stocks in the S&P 500 Consumer Staples Index. Constellation is the number three beer company in the U.S. with high-end, iconic imported brands including Corona Extra, Corona Light, Modelo Especial, Negra Modelo and Pacifico. Constellation is also the world’s leader in premium wine, selling great brands that people love including Robert Mondavi, Clos du Bois, Kim Crawford, Meiomi, Mark West, Franciscan Estate, Ruffino and Jackson-Triggs. The company’s premium spirits brands include SVEDKA Vodka and Black Velvet Canadian Whisky.
Based in Victor, N.Y., the company believes that industry leadership involves a commitment to brand-building, our trade partners, the environment, our investors and to consumers around the world who choose our products when celebrating big moments or enjoying quiet ones. Founded in 1945, Constellation has grown to become a significant player in the beverage alcohol industry with more than 100 brands in its portfolio, sales in approximately 100 countries, about 40 facilities and over 8,300 talented employees. We express our company vision: to elevate life with every glass raised. To learn more, visit www.cbrands.com.

Forward-Looking Statements
This news release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements. The word “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may relate to business strategy, future operations, prospects, plans and objectives of management, as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements.
During the current quarter, Constellation Brands may reiterate the forward-looking statements. Prior to the start of the company’s quiet period, which will begin at the close of business on Feb. 29, 2016, the public can continue to rely on the forward-looking statements as still being Constellation Brands’ current expectations on the matters covered, unless the company publishes a notice stating otherwise. During Constellation Brands’ “quiet period,” the forward-looking statements should not be considered to constitute the company’s expectations and should be considered historical, speaking as of prior to the quiet period only and not subject to update by the company.
The forward-looking statements are based on management’s current expectations and should not be construed in any manner as a guarantee that such results will in fact occur or will occur on the timetables contemplated hereby.
In addition to the risks and uncertainties of ordinary business operations, the forward-looking statements of Constellation Brands contained in this news release are subject to a number of risks and uncertainties, including receipt of all required permits and regulatory approvals by the expected dates and on the expected terms; completion of the glass plant expansions, Nava brewery expansions and Mexicali brewery construction by the expected completion dates and on the expected terms and costs; the accuracy of all projections, including sales trends, glass supply sources, and estimates of capital expenditure investments; ability to achieve targeted volume growth, operating margin, free cash flow generation, and debt leverage ratio may all vary due to different financial results from those anticipated and the timeframe in which achieved will depend on actual financial performance; and other factors and uncertainties disclosed from time-to-time in Constellation Brands, Inc.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2015, which could cause future performance to differ from current expectations.